Exhibit 23.2

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 625
AUSTIN, TEXAS 78729-1707	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817- 336-2461	713-651-9944
www.cgaus.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the references to our firm in the form and context in which they appear in this Registration Statement on Form S-8 of Lynden Energy Corp. We hereby further consent to the incorporation by reference into this Registration Statement on Form S-8 of information contained in our reports, dated October 22, 2013 and September 22, 2014, relating to the estimates of the oil and gas reserves, future production and income attributable to certain leasehold and royalty interests of Lynden Energy Corp., and all references to our firm and our reports included in the Registration Statement on Form 10 of Lynden Energy Corp. originally filed with the Securities and Exchange Commission (the “Commission”) on October 29, 2014, as amended by Amendment No. 1 to Registration Statement on Form 10, originally filed with the Commission on December 29, 2014, and as further amended by Amendment No. 2 to Registration Statement on Form 10, originally filed with the Commission on February 10, 2015.

CAWLEY, GILLESPIE & ASSOCIATES, INC.
Texas Registered Engineering Firm F-693

Fort Worth, Texas

May 20, 2015